UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105	94105
(Address of principal executive offices)	(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)The information set forth below in Item 5.02(c) is hereby incorporated by reference into this Item 5.02(b).

(b)On March 17, 2017, Marin Software Incorporated (the “Company”) entered into an offer letter (the “Offer Letter”) with Brad Kinnish, 42, for Mr. Kinnish to serve as the Company’s Vice President of Finance and Acting Chief Financial Officer effective following the resignation of Catriona Fallon, the Company’s current Chief Financial Officer, which is expected to occur on March 24, 2017.

Prior to joining the Company and since 2010, Mr. Kinnish has served in various roles in the Technology Investment Banking division of Deutsche Bank, a global banking and financial services company, most recently as its Managing Director, Co-Head of Americas Software Investment Banking.  From 2006 to 2010, Mr. Kinnish served in various roles at Thomas Weisel Partners, an investment banking firm, including as a Director from 2009 to 2010.  From 2003 to 2006, he served in various roles in the Technology Investment Banking division of Delafield Hambrecht, an investment banking firm, including as Vice President from 2004 to 2006.  From 2000 to 2003, he served in various roles in the Technology Investment Banking division of Credit Suisse, a multinational financial services company, including as an Associate from 2001 to 2003.  From 1997 to 2000, he held various roles in Audit and Assurance Services at Ernst & Young LLP.  Mr. Kinnish is a licensed Certified Public Accountant (inactive) and holds a Bachelor of Arts in Business Administration from the University of Washington.

Pursuant to the Offer Letter, Mr. Kinnish will receive an annual base salary of $240,000 and shall be eligible to receive an annual bonus of 30% of his annual base salary, which will be pro-rated for the months of actual employment in 2017, subject to achieving objectives as determined by the Company’s Chief Executive Officer and the Compensation Committee (the “Committee”).

In addition, the Committee will grant Mr. Kinnish (a) a stock option to purchase 200,000 shares of the Company’s common stock (“Common Stock”) pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”) with an exercise price per share equal to the closing price per share of Common Stock as of the date of the Committee’s approval of the grant and with vesting terms to be determined by the Committee and (b) restricted stock units to be settled for 100,000 shares of Common Stock pursuant to the Plan and with vesting terms to be determined by the Committee.

The Offer Letter further provides that on or before Mr. Kinnish’s six-month anniversary of employment with the Company, the Company will consider him as a candidate for the Company’s Chief Financial Officer position and, if so promoted, the Company will increase his compensation, as determined by the Committee, including a grant of additional equity.

Effective as of Ms. Fallon’s resignation date, Mr. Kinnish will serve as the Company’s interim “principal financial officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, until a new chief financial officer is appointed, and Yangesh Patel will serve as the Company’s interim “principal accounting officer” within the meaning of Rule 16a-1(f) under the Exchange Act until a new chief accounting officer is appointed.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing Mr. Kinnish’s appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(c)The information set forth above in Item 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Exhibits

Number	Description

99.1	Offer Letter, dated March 17, 2017, by and between Marin Software Incorporated and Brad Kinnish.
99.2	Press Release issued by Marin Software Incorporated, dated March 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: March 22, 2017	By:	/s/ Jonathan M. DeGooyer
Jonathan M. DeGooyer Vice President, General Counsel, Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Offer Letter, dated March 16, 2017, by and between Marin Software Incorporated and Brad Kinnish.
99.2	Press Release issued by Marin Software Incorporated, dated March 22, 2017.